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                                                                      EXHIBIT 21

                       BELLSOUTH ORGANIZATION OF COMPANIES

                             As of December 31, 2005

Name of Entity                                              Jurisdiction    D/B/A
--------------                                              ------------  ---------
AB Cellular Holding, LLC.................................     Delaware
Bell IP Holding L.L.C....................................     Delaware
BellSouth Accounts Receivable Management, Inc............     Delaware
BellSouth Advertising & Publishing Corporation...........      Georgia
BellSouth Billing, Inc...................................      Georgia
BellSouth Business Systems, Inc..........................      Georgia
BellSouth Communication Systems, LLC.....................      Georgia
BellSouth Credit and Collections Management, Inc.........      Georgia
BellSouth Enterprises, Inc...............................      Georgia
BellSouth Entertainment, LLC.............................      Georgia
BellSouth Intellectual Property Corporation..............     Delaware
BellSouth Intellectual Property Group, Inc...............      Georgia
BellSouth Intellectual Property Management Corporation...      Georgia
BellSouth Intellectual Property Marketing Corporation....      Georgia
BellSouth Long Distance, Inc.............................     Delaware
BellSouth MNS, Inc.......................................     Delaware
BellSouth Mobile Data, Inc...............................      Georgia
BellSouth Mobile Systems, Inc............................     Delaware
BellSouth Products, Inc..................................      Georgia
BellSouth Technology Group, Inc..........................      Georgia
BellSouth Telecommunications, Inc........................      Georgia
BLS Cingular Holdings, LLC...............................      Georgia
Cingular Wireless Corporation............................     Delaware
Cingular Wireless II, LLC................................     Delaware
Cingular Wireless, LLC...................................     Delaware
Corporate Media Partners.................................     Delaware    Americast
Intelleprop, Inc.........................................     Delaware

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
Name of Entity                                              Jurisdiction    D/B/A
--------------                                              ------------  ---------
Lenox Park Holdings, L.L.C...............................      Georgia
New Cingular Wireless Services, Inc......................     Delaware
RAM Broadcasting Corporation.............................     New York
Wireless Telecommunications Investment Company, LLC......     Delaware


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